Exhibit 23a2


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (this "Post-Effective Amendment No. 1") of Fortune Brands, Inc. ("Registrant"), and the prospectuses related hereto, of (a) our report dated January 21, 2003 relating to the consolidated financial statements, appearing in the 2002 Annual Report to Stockholders of Registrant, which is incorporated by reference in Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, (b) our report dated January 21, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K and (c) our report dated May 24, 2002 relating to the financial statements of the Fortune Brands Retirement Savings Plan, appearing in the Plan's Annual Report on Form 11-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                  PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
April 30, 2003